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                              Fredrikson & Byron, P.A.
                             1100 International Centre
                              900 Second Avenue South
                               Minneapolis, MN  55402

                                   June 4, 1998


Buffalo Wild Wings, Inc..
1919 Interchange Tower
600 South Highway 169
Minneapolis, Minnesota 55426

     RE:  REGISTRATION STATEMENT ON FORM SB-2 - EXHIBIT 5.1

Gentlemen/Ladies:

     We have acted as counsel for Buffalo Wild Wings, Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 1,725,000 units (the "Units"), each Unit consisting of one share of Common Stock (the "Share") and one redeemable warrant (the "Warrant") to purchase one share of Common Stock (the "Warrant Share"), including 225,000 Units subject to an over-allotment option.

     In connection with rendering this opinion, we have reviewed the following:

     1.   The Company's Restated Articles of Incorporation;

     2.   The Company's Restated Bylaws; and

     3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Units, Shares, Warrants and Warrant Shares covered by the Registration Statement.

     Based upon the foregoing and upon representations and information provided by the Company, we are of the opinion that the Units, Shares, Warrants and Warrant Shares to be issued by the Company as described in the Registration Statement have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment thereof as described in the Registration Statement, will be validly issued, fully paid and non-assessable.


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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                   Very truly yours,

                                   FREDRIKSON & BYRON, P.A.


                                   By  /s/ Melodie R. Rose
                                      -
                                       Melodie R. Rose, Vice President